Exhibit 21

LIST OF SUBSIDIARIES

CalAmp Wireless Networks Corporation – a Delaware corporation

CalAmp Radio Satellite Integrators, Inc. – a Delaware corporation

CalAmp Telemetrics Systems, LLC – a Delaware limited liability company

CalAmp Wireless Networks Corporation Limited – a New Zealand branch

CalAmp Northstar Holdings, Inc. – a Canadian corporation *

CalAmp Wireless Networks Inc. – a Canadian corporation

CalAmp UK Ltd. – a United Kingdom corporation

LoJack Corporation – a Delaware corporation

LoJack Equipment Ireland DAC – an Ireland company

LoJack Europa B.V. – a Dutch private limited company

LoJack de Mexico, S. de R.L. de CV – a Mexican limited liability company *

CalAmp Importation and Leasing of Tracking Equipment Ltd. – a Brazilian company

LoJack of Brazil Tracking Services, Ltd. – a Brazilian company

LoJack Italia SRL– an Italian company

LoJack Network SRL– an Italian company

LoJack Global LLC – a Delaware limited liability company *

LoJack Canada Enterprises ULC– a Canadian corporation

LoJack of Puerto Rico, Inc. – a Puerto Rico corporation

Boisen S.A. – a Uruguay company

LoJack Netherlands B.V. – a Dutch private limited company *

*    non-operating holding company